Exhibit 10.1
PetSmart, Inc.
Performance Share Unit Grant Notice
(2006 Equity Incentive Plan)
PetSmart, Inc. (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”) hereby grants to Participant the Maximum Number of Performance Share Units as set forth below (the “PSU Grant”). This PSU Grant is subject to all of the terms and conditions as set forth herein and in the Performance Share Unit Agreement, and the Plan, each of which are attached hereto and incorporated herein in their entirety. This PSU Grant is a “restricted stock unit” granted pursuant to Section 7 of the Plan. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Performance Share Unit Agreement. Except as otherwise expressly provided herein, in the event of any conflict between the terms in the PSU Grant and the Plan, the terms of the Plan shall control.

Participant:

Date of Grant:	_________________________, 20___________
Target Number of Performance Share Units:
Minimum Number of Performance Share Units Granted (50% of Target):

Maximum Number of Performance Share Units Granted (150% of Target):

Consideration:	Participant’s services
Email Address:

PSU Award and Vesting Criteria:	The actual number of Performance Share Units to be awarded to Participant and that may vest will be determined in accordance with conditions specified on Attachment I to this Grant Notice (the “PSU Award and Vesting Criteria”).

Issuance Schedule:	Delivery of one share of common stock for each Performance Share Unit awarded to Participant that vests shall occur in accordance with the issuance schedule set forth in Section 5 of the Performance Share Unit Agreement.
Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Performance Share Unit Agreement and the Plan. Participant also acknowledges receipt of the PetSmart, Inc. 2006 Equity Incentive Plan Prospectus. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Performance Share Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the PSU Grant and supersede all prior oral and written agreements on that subject. Notwithstanding the foregoing, if Participants is eligible to participate in the Executive Change in Control and Severance Benefit Plan (an “Executive Participant”), the PSU Grant shall be subject to the terms of the Executive Change in Control and Severance Benefit Plan (the “Executive Severance Plan”) to the extent provided on Attachment I to this Grant Notice.

PetSmart, Inc.		Participant:

By:

	Signature		Signature

Title:		Date:

Date:

Attachments:	PSU Award and Vesting Criteria, Performance Share Unit Agreement and the Plan

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Attachment I
PSU Award and Vesting Criteria
Capitalized terms used herein but not defined shall have the meanings set forth in the Grant Notice or the Company’s 2006 Equity Incentive Plan, as applicable.
Award Criteria
The actual number of Performance Share Units to be awarded to Participant may not exceed the Maximum Number of Performance Share Units Granted, as indicated on the Grant Notice. The number of Performance Share Units awarded to Participant will be determined by the Company’s Compensation Committee or its designee (the “Committee”) subject to the performance conditions as determined by the Committee (the “Performance Conditions”) as set forth below:
The Performance Conditions for a target award of the Performance Share Units shall be: [          ].
No later than thirty (30) days after the receipt by the Committee of the audited financial statements for the Performance Period applicable to the PSU Grant, the Committee shall determine whether the established Performance Criteria for the PSU Grant were achieved, and what number of Performance Share Units subject to the PSU Grant will be awarded to the Participant. Performance Share Units shall not be awarded based upon the attainment of Performance Criteria unless and until the Committee makes such determination. The Committee shall have discretion to reduce the number of Performance Share Units that are awarded depending on (a) the extent to which the designated Performance Criteria are either exceeded or not met, and (b) the extent to which other objectives, e.g. subsidiary, division, department, unit or other performance objectives are attained. The Committee shall have full discretion to reduce the number of Performance Share Units that are awarded based on individual performance or other factors as it considers appropriate in the circumstances. The Committee shall not have discretion to increase the number of Performance Share Units that are awarded to the Participant.
For purposes of satisfaction of the Performance Conditions, the term “Change of Control Transaction” means a transaction that qualifies as one or more of the following: (i) a transaction described in Section 13(b) of the Plan, where the surviving corporation will not assume or continue the PSU Grant, or substitute a similar award for the PSU Grant, or (ii) a “Change of Control” as such term is defined in Section 13(c) the Plan. Additionally, if Participant is an Executive Participant, the Performance Conditions shall be satisfied upon a “Change of Control, as defined in Executive Change in Control and Severance Benefit Plan (“Severance Plan”); provided that the Executive Participant is employed by the Company on any date within the three (3) month period preceding such Change of Control. If the Performance Conditions are satisfied due to a Change of Control Transaction or Change of Control under the Severance Plan as provided in this paragraph, then 100% of Target Number of Performance Share Units will be awarded.
For purposes of satisfaction of the Performance Conditions, no subsequent agreement shall be effective to amend, alter or waive satisfaction of the Performance Conditions applicable to the PSU Grant unless such agreement specifically provides for amendment of the Performance Conditions applicable to the PSU Grant.
Vesting Criteria
Any Performance Share Units that are awarded by the Committee based upon satisfaction of the Performance Conditions will vest if the “Time-Based Vesting Conditions” are satisfied. The Time-Based Vesting Conditions for the Performance Share Units shall be satisfied if the Participant remains in Continuous Status as an Employee, Director or Consultant through the earlier of (i) the expiration of the three-year period that commences on the Date of Grant, (ii) upon any vesting acceleration of the PSU Grant provided by the Plan pursuant to its terms, (iii) if Participant is an Executive Participant, upon any vesting acceleration of the PSU Grant provided by the Executive Severance Plan pursuant to its terms, (iv) if the Participant is an Eligible Retiree (as defined below) upon any vesting acceleration pursuant to the Retirement Vesting Schedule (as defined below), or (v) upon any vesting

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acceleration of the PSU Grant provided for pursuant to any Company plan or any agreement between the Company and Participant, whether currently in effect or adopted or entered into hereafter.
If a Participant is an “Eligible Retiree” and incurs a “Retirement Termination” prior to the expiration of the three-year period that commences on the Date of Grant, the PSU Grant will automatically accelerate vesting pursuant with respect to the percentage of the PSU Grant as determined pursuant to the “Retirement Vesting Schedule” set forth below:
•	A Participant will be an “Eligible Retiree” if, at the time of termination of Continuous Status as an Employee, Director or Consultant (i) the Participant is an Employee, (ii) the Participant is at least fifty-five (55) years of age, (iii) the Participant has been continuously employed by the Company or an Affiliate during the five (5) year period ending on the date of termination and (iv) the sum of the Participant’s age and the number of years the Participant was continuously employed by the Company or an Affiliate ending on the date of termination is at least sixty-two (62).
•	“Retirement Termination” means a termination of an Eligible Retiree’s Continuous Status as an Employee, Director or Consultant either (i) as a result of death or Disability or (ii) pursuant to voluntary termination but only if (A) such voluntary termination has been designated by the Company, in its sole discretion, as a retirement and (B) the Eligible Retiree enters into a noncompetition agreement in a form acceptable to the Company. Notwithstanding the foregoing, the Company shall not designate a voluntary termination as a retirement if the Company determines that such termination is detrimental to the Company.
•	“Retirement Vesting Schedule” shall be determined as follows. Unless and until there is a Retirement Termination, the vesting percentage for the Retirement Vesting Schedule shall be zero. If a Retirement Termination occurs, the vesting percentage for the Retirement Vesting Schedule shall be thirty-three and one-third percent (33 1/3%) for each completed full year of employment following the commencement of the Performance Period until the date of the Retirement Termination (with any fractional or partial year eliminated), not to exceed one hundred percent (100%).
For clarity, at no time shall the vesting of the PSU Grant be greater than one hundred percent (100%). If the vesting of the PSU Grant accelerates for any reason, then the shares in respect of the PSU Grant will be immediately issued in connection with such vesting pursuant to Section 5 of the Performance Share Unit Agreement.

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Attachment II
PetSmart, Inc.
Performance Share Unit Agreement
     PetSmart, Inc. (the “Company”) hereby grants to the Participant (“you”) named in the attached Performance Share Unit Grant Notice (“Grant Notice”), and you hereby accept, the grant of Performance Share Units (the “PSU Grant”) pursuant to the terms set forth in the Grant Notice, its attached PSU Award and Vesting Criteria, the Plan and this Performance Share Unit Agreement (“Agreement”). A copy of the PSU Award and Vesting Criteria is attached to the Grant Notice as Attachment I, and a copy of the Plan is attached to the Grant Notice as Attachment III. Capitalized terms not explicitly defined in this Agreement but defined in the Plan or the PSU Award and Vesting Criteria shall have the same definitions as in the Plan or PSU Award and Vesting Criteria, as applicable.
     The details of your PSU Grant, in addition to those set forth in the Grant Notice, the PSU Award and Vesting Criteria and the Plan are as follows:
     1. PSU Grant. This PSU Grant represents the right to be awarded on a future date a number of Performance Share Units not exceeding the Maximum Number of Performance Share Units indicated in the Grant Notice. This PSU Grant was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the PSU Grant, the award of Performance Share Units, the vesting of the Performance Share Units, or the delivery of common stock in respect of the PSU Grant.
     2. Number of Awarded Performance Share Units. The actual number of Performance Share Units to be awarded to you will be determined in accordance with the Award Criteria set forth on Attachment I to the Grant Notice. The number of Performance Share Units subject to your PSU Grant (and the corresponding number of shares of common stock issuable at a future date) may be adjusted from time to time for capitalization adjustments as set forth in the Plan. No fractional Performance Share Units shall be created, and the Committee shall, in its discretion, determine an equivalent benefit for any fractional Performance Share Units that might be created by such adjustments Any Performance Share Units subject to your PSU Grant that are not awarded to you by the Committee will be automatically forfeited, will revert to the Plan, and you will have no rights with respect to such forfeited Performance Share Units.
     3. Vesting. Subject to the limitations contained herein, your awarded Performance Share Units will vest, if at all, in accordance with the Vesting Criteria set forth on Attachment I to the Grant Notice. Any awarded Performance Share Units that have vested in accordance with the Vesting Criteria are “Vested Units.” Any awarded Performance Share Units that do not vest in accordance with the Vesting Criteria will be automatically forfeited, will revert to the Plan, and you will have no rights with respect to such forfeited Performance Share Units.
     4. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not be issued any shares of common stock in respect of your PSU Grant unless either (i) the shares of common stock are then registered under the Securities Act; or (ii) if the shares of common stock are not then so registered, the Company has determined that such purchase and issuance would be exempt from the registration requirements of the

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Securities Act. Your PSU Grant also must comply with other applicable laws and regulations governing your PSU Grant, and you may not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
     5. Date of Issuance.
          (a) The Company will deliver to you a number of shares of the Company’s common stock equal to the number of Vested Units subject to your PSU Grant within thirty (30) days following the applicable vesting date(s). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.
          (b) Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of the Company’s common stock in the public market and any shares in respect of your PSU Grant are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s common stock on the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling shares of the Company’s common stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the Original Distribution Date occurs. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
     6. Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your PSU Grant.
     7. Dividends. You shall receive no benefit or adjustment to your PSU Grant with respect to any cash dividend, stock dividend or other distribution that does not result from a capitalization adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of common stock that are delivered to you in connection with your PSU Grant after such shares have been delivered to you.
     8. Non-transferability of the PSU Grant. Your PSU Grant is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of common stock that

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may be issued to you in respect of the PSU Grant until the shares are issued to you in accordance with Section 5 of this Agreement. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of common stock to which you were entitled at the time of your death pursuant to this Agreement.
     9. Restrictive Legends. The shares issued in respect of your PSU Grant shall have endorsed thereon appropriate legends as determined by the Company.
     10. PSU Grant not a Service Contract. Your PSU Grant is not an employment or service contract, and nothing in your PSU Grant shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your PSU Grant shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
     11. Withholding Obligations.
     (a) On or before the time you receive a distribution of the shares in respect of your PSU Grant, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the common stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any affiliate which arise in connection with your PSU Grant (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your PSU Grant by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding shares of common stock from the shares of common stock issued or otherwise issuable to you in connection with the PSU Grant with a Fair Market Value (measured as of the date shares of common stock are issued to pursuant to Section 5) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of common stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum required statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
     (b) Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any common stock.
     12. Unsecured Obligation. Your PSU Grant is unfunded, and as a holder of a vested PSU Grant, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued

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pursuant to this Agreement until such shares are issued to you pursuant to Section 5 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
     13. Tax Consequences. You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of your PSU Grant
     14. Notices. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (a) the date of personal delivery, including delivery by express courier, or (b) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten days’ advance written notice to each of the other parties hereto:

Company:	PetSmart Inc. 19601 North 27th Avenue Phoenix, AZ 85027 Attn: General Counsel

You:	Your address as on file with the Company’s Human Resources Department at the time notice is given
Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this PSU Grant by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     15. Miscellaneous.
          (a) The rights and obligations of the Company under your PSU Grant shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under your PSU Grant may only be assigned with the prior written consent of the Company.
          (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your PSU Grant.

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          (c) You acknowledge and agree that you have reviewed your PSU Grant in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your PSU Grant and fully understand all provisions of your PSU Grant.
          (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          (e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     16. Governing Plan Documents. Your PSU Grant is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your PSU Grant, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as otherwise expressly provided herein in the event of any conflict between the terms in the PSU Grant and the Plan, the terms of the Plan shall control.
     17. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
     18. Effect on Other Employee Benefit Plans. The value of the PSU Grant subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any affiliate’s employee benefit plans.
     19. Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Arizona without regard to such state’s conflicts of laws rules.
     20. Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation,

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ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the PSU Grant which is then subject to restrictions as provided herein.
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     This Performance Share Unit Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Performance Share Unit Grant Notice to which it is attached in the manner permitted by Section 6.

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Attachment III
2006 Equity Incentive Plan